EXHIBIT 4.4

URS CORPORATION

THIRD AMENDMENT TO CREDIT AGREEMENT

This  THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of February 25, 2011 and entered into by and among URS CORPORATION, a Delaware corporation (“Company”), the financial institutions party thereto from time to time (“Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for Lenders (“Administrative Agent”), and, for purposes of Section 3 hereof, the Credit Support Parties (as defined hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of November 15, 2007, as amended by the First Amendment to Credit Agreement dated as of June 19, 2008 and the Second Amendment to Credit Agreement dated as of August 25, 2010 (as so amended, the “Credit Agreement”), by and among Company, Lenders, Morgan Stanley Senior Funding, Inc., as a joint-lead arranger and syndication agent for Lenders, Wells Fargo Bank, National Association, as a joint-lead arranger, Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as co-documentation agents for Lenders, and Administrative Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company and Lenders desire to amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.  AMENDMENT TO THE CREDIT AGREEMENT

Subsection 7.5(viii) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(viii) Company may purchase up to (1) 8,000,000 shares of Capital Stock of Company in Fiscal Year 2011 and (2) 3,000,000 shares of Capital Stock of Company in any other Fiscal Year, in each case at prices available from third parties in an arm’s length transaction; provided that the number of shares permitted to be purchased in any Fiscal Year shall be increased by an amount (not to exceed 3,000,000) equal to the excess, if any, of the number of shares permitted to be purchased in the previous Fiscal Year (without giving effect to any adjustment in accordance with this proviso) over the actual number of shares purchased during such previous Fiscal Year with the share purchases in such following Fiscal Year to be applied first to such unused amount;”

Section 2.  COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

i

A. Corporate Power and Authority.  Company has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B. Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary action on the part of Company.

C. No Conflict.  The execution and delivery by Company of this Amendment  and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Organizational Documents of Company or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries in any manner that would be likely to result in a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders or Permitted Encumbrances), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the date hereof and disclosed in writing to Lenders.

D. Governmental Consents.  The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any Governmental Authorization, except as have been obtained.

E. Binding Obligation.  This Amendment has been duly executed and delivered by Company and this Amendment and the Amended Agreement are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F. Incorporation of Representations and Warranties From Credit Agreement.  The representations and warranties contained in Section 5 of the Credit Agreement (i) that do not contain a materiality qualification are and will be true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date and (ii) that contain a materiality qualification are and will be true, correct and complete on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete on and as of such earlier date.

G. Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 3.  ACKNOWLEDGEMENT AND CONSENT

Each guarantor, grantor or pledgor listed on the signatures pages hereof (each, a “Credit Support Party”) hereby acknowledges and agrees that any of the Subsidiary Guaranty and Collateral Documents (each, a “Credit Support Document”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound (i) that do not contain a materiality qualification are and will be true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date and (ii) that contain a materiality qualification are and will be true, correct and complete on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete on and as of such earlier date.

Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 4.  MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses.  Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

C. Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

E. Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Amendment shall become effective as of the date hereof upon the execution of a counterpart hereof by Company, Requisite Lenders and each of the Credit Support Parties and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Company:

URS Corporation

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Lenders:

Wells Fargo Bank, National Association, individually and as Administrative Agent

By:	/s/ John Quick
John Quick
Senior Vice President

Abu Dhabi International Bank Inc, as Lender
By:	/s/ David J. Young
David J. Young
Vice President

By:	/s/ Hien Luc
Hien Luc
Asst. Vice President

Allied Irish Banks p.l.c., as Lender
By:	/s/ Jean Pierre Knight
Jean Pierre Knight
Vice President

By:	/s/ Mia Bolin
Mia Bolin
Assistant Vice President

v

American Savings Bank, as Lender
By:	/s/ Rian DuBach
Rian DuBach
Vice President

Australia and New Zealand Banking Group Limited, as Lender
By:	/s/ John W. Wade
John W. Wade
Head of Operations and Infrastructure

Bank of America, N.A., as Lender
By:	/s/ Mathew Griesbach
Mathew Griesbach
Director

The Bank of Nova Scotia, as Lender
By:	/s/ Teresa Wu
Teresa Wu
Director

Barclays Bank PLC, as Lender
By:	/s/ Allen Huang
Allen Huang
AVP

Bayerische Landesbank, NY Branch, as Lender
By:	/s/ Rolf Siebert
Rolf Siebert
Senior Vice President

By:	/s/ Suyash Upreti
Suyash Upreti
Vice President

Big Sky III Senior Loan Trust By: Eaton Vance Management as Investment Advisor, as Lender
By:	/s/ Michael B. Botthof
Michael B. Botthof
Vice President

BMO Capital Markets Financing, Inc., as Lender
By:	/s/ John Armstrong
John Armstrong
Director

BNP Paribas, as Lender
By:	/s/ Jamie Dillon
Jamie Dillon
Managing Director

By:	/s/ Mary-Ann Wong
Mary-Ann Wong
Vice President

Capital One Leverage Finance Corporation, as Lender
By:	/s/ Paul Dellova
Paul Dellova
SVP

Citibank, N.A., as Lender
By:	/s/ Christopher M. Hartzell
Christopher M. Hartzell
Vice President

Commerzbank AG, New York and Grand Cayman Branches, as a Lender
By:	/s/ Patrick Hartweger
Patrick Hartweger
Managing Director

By:	/s/ Peter Wesemeier
Peter Wesemeier
Vice President

Eaton Vance CDO VII PLC By: Eaton Vance Management as Interim Investment Advisor, as Lender
By:	/s/ Michael B. Botthof
Michael B. Botthof
Vice President

Eaton Vance CDO VIII By: Eaton Vance Management as Interim Investment Advisor, as Lender
By:	/s/ Michael B. Botthof
Michael B. Botthof
Vice President

Eaton Vance CDO IX Ltd. By: Eaton Vance Management as Interim Investment Advisor, as Lender
By:	/s/ Michael B. Botthof
Michael B. Botthof
Vice President

Eaton Vance CDO X PLC By: Eaton Vance Management as Interim Investment Advisor, as Lender
By:	/s/ Michael B. Botthof
Michael B. Botthof
Vice President

Eaton Vance Institutional Senior Loan Fund By: Eaton Vance Management as Interim Investment Advisor, as Lender
By:	/s/ Michael B. Botthof
Michael B. Botthof
Vice President

Eaton Vance VT Floating-Rate Income Fund By: Eaton Vance Management as Interim Investment Advisor, as Lender
By:	/s/ Michael B. Botthof
Michael B. Botthof
Vice President

Fifth Third Bank, as Lender
By:	/s/ Gary S. Losey
Gary S. Losey
VP – Corporate Banking

General Electric Capital Corporation, as Lender
By:	/s/ James R. Persico
James R. Persico
Duly Authorized Signatory

HSBC Bank USA, National Association, as Lender
By:	/s/ David Hants
David Hants
Senior Vice President

M&T Bank. as Lender
By:	/s/ Sue Ann O’Malley
Sue Ann O’Malley
Vice President

MB Financial Bank, N.A., as Lender
By:	/s/ Henry Wessel
Henry Wessel
Vice President

Mizuho Corporate Bank, Ltd., as Lender
By:	/s/ Leon Mo
Leon Mo
Authorized Signatory

Morgan Stanley Bank, N.A., as Lender
By:	/s/ S. E. Saxe
S.E. Saxe
Authorized Signatory

Morgan Stanley Senior Funding, Inc., as Lender
By:	/s/ S. E. Saxe
S. E. Saxe
Authorized Signatory

The Royal Bank of Scotland, plc as Lender
By:	/s/ L. Peter Yetman
L. Peter Yetman
Director

Sumitomo Mitsui Banking Corporation, as Lender
By:	/s/ Yasuhiko Imai
Yasuhiko Imai
Group Head

SunTrust Bank, as Lender
By:	/s/ Baerbel Freudenthaler
Baerbel Freudenthaler
Director

UBS Loan Finance, LLC, as Lender
By:	/s/ Irja R. Otsa
Irja R. Otsa
Associate Director

By:	/s/ Mary E. Evans
Mary E. Evans
Associate Director

U.S. Bank National Association, as Lender
By:	/s/ Conan Schleicher
Conan Schleicher
Vice President

Union Bank N.A., as Lender
By:	/s/ Ian Ritchie
Ian Ritchie
Assistant Vice President

United Overseas Bank Limited, New York Agency, as Lender
By:	/s/ K. Jin Koh
K. Jin Koh
Senior Vice President & General Manager

By:	/s/ Mario Sheng
Mario Sheng
Assistant Vice President

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Venture III CDO Limited By its investment advisor, MJX Asset Managment LLC, as Lender
By:	/s/ Martin Davey
Martin Davey
Managing Director

Venture IV CDO Limited By its investment advisor, MJX Asset Managment LLC, , as Lender
By:	/s/ Martin Davey
Martin Davey
Managing Director

Venture V CDO Limited By its investment advisor, MJX Asset Managment LLC, as Lender
By:	/s/ Martin Davey
Martin Davey
Managing Director

Venture VI CDO Limited By its investment advisor, MJX Asset Managment LLC, as Lender
By:	/s/ Martin Davey
Martin Davey
Managing Director

Venture VII CDO Limited By its investment advisor, MJX Asset Managment LLC, as Lender
By:	/s/ Martin Davey
Martin Davey
Managing Director

Venture VIII CDO Limited By its investment advisor, MJX Asset Managment LLC, as Lender
By:	/s/ Martin Davey
Martin Davey
Managing Director

Venture IX CDO Limited By its investment advisor, MJX Asset Managment LLC, as Lender
By:	/s/ Martin Davey
Martin Davey
Managing Director

Vista Leveraged Income Fund By its investment advisor, MJX Asset Managment LLC, as Lender
By:	/s/ Martin Davey
Martin Davey
Managing Director

Guarantors:

Aman Environmental Construction, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS E&C Holdings, Inc. [f.k.a. Washington Holdings, Inc.] [f.k.a. Bear Merger Sub, Inc.]
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

Cleveland Wrecking Company
By:	/s/ Aaron Fetzer
Aaron Fetzer
Director

EG&G Defense Materials, Inc.
By:	/s/ William F. Neeb
William F. Neeb
Director

URS Federal Technical Services, Inc. [f.k.a. EG&G Technical Services, Inc.]
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

E.C. Driver & Associates, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

Lear Siegler Logistics International, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS Federal Support Services, Inc. [f.k.a. Lear Siegler Services, Inc.]
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

Washington California, Inc. [f.k.a. Pomeroy Corporation]
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Rust Constuctors Puerto Rico, Inc.
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Rust Constuctors, Inc.
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Signet Testing Laboratories, Inc.
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

URS Caribe, L.L.P.
By:	/s/ Rene Purcell
Rene Purcell
Authorized Representative

URS Construction Services, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS Corporation
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

URS Corporation AES
By:	/s/ Paul F. Schmidt
Paul F. Schmidt
Director

URS Corporation - New York
By:	/s/ Francis J. Geran
Francis J. Geran
Director

URS Corporation - North Carolina
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS Corporation- Ohio
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS Corporation Great Lakes
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS Corporation Southern
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS District Services, P.C.
By:	/s/ James R. Linthicum
James R. Linthicum
Director

URS Greiner Woodward-Clyde Consultants, Inc.
By:	/s/ Francis J. Geran
Francis J. Geran
Director

URS Group, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS Holdings, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS International, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

URS Operating Services, Inc.
By:	/s/ Charles Baker
Charles Baker
Vice President

URS Resources, LLC
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
CFO, Member representative & VP

Washington Demilitarization Company, LLC
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Washington Government Environmental Services Company LLC
By:	/s/ Randolph J. Hill
Randolph J. Hill
Vice President and Assistant Secretary

Washington Group Holdings Limited
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

URS Energy & Construction, Inc. [f.k.a. Washington Group International, Inc.]
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Washington Group Latin America, Inc.
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

URS International Projects, Inc. [f.k.a. Washington International, Inc.]
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Washington Midwest LLC
By:	/s/ Randolph J. Hill
Randolph J. Hill
Assistant Secretary

WGI Middle East Inc.
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Badger Energy, Inc.
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Badger Middle East, Inc.
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Banshee Construction Company, Inc.
By:	/s/ Aaron Fetzer
Aaron Fetzer
Director

Clay Street Properties
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

D&M Consulting Engineers, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

Dames & Moore Group (NY), Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

WD Global, Inc. [f.k.a. Ebasco International Corporation]
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Energy Overseas International, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Geotesting Services, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

Harbert-Yeargin Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

National Projects, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Radian Engineering, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

Raytheon-Ebasco Overseas, Ltd.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

The Leasing Corporation
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

United Engineers Far East, Ltd.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

United Engineers International, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

United Mid-East, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

URS Architects/Engineers, Inc.
By:	/s/ Francis J. Geran
Francis J. Geran
Director

URS Architecture - Oregon, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

URS Corporation Architecture, P.C.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

URS Corporation Design
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

URS Corporation - Maryland
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS Corporation Services
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS Corporation Southeast
By:	/s/ Steven R. Flukinger
Steven R. Flukinger
Director

URS-Stevenson Architecture, P.C.
By:	/s/ Ronald R. Henry
Ronald R. Henry
Director

Washington Architects, LLC
By:	/s/ Randolph J. Hill
Randolph J. Hill
Assistant Secretary

Washington-Catalytic, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Washington Construction Corporation
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Targhee International LLC [f.k.a. Washington Group Argentina, Inc.]
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Washington Global Services, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Washington Group Transit Management Company
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Washington Infrastructure Corporation
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Washington Infrastructure Services, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Washington Ohio Services LLC
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Washington Quality Inspection Company
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

West Valley Nuclear Services Company LLC
By:	/s/ Randolph J. Hill
Randolph J. Hill
Sr. Vice President of Legal and Assistant Secretary

WGCI, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

URS Asia, Inc. [f.k.a. WGI Asia, Inc.]
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

WGI Global Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

URS Global Opportunities LLC [f.k.a. WGI Global Opportunities LLC]
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

WGI Industrial Services, Ltd.
By:	/s/ Frank S. Finlayson
Frank S. Finlayson
Vice President and Treasurer

URS Overseas Operations LLC [f.k.a. WGI Overseas Operations LLC]
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Wisconsin Power Constructors, LLC
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

LopezGarcia Group, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

URS Alaska, LLC
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

URS Federal Services, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

URS Federal Services International, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

URS Global Holdings Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

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